Exhibit 23.02

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM







To the Board of Directors of
China Heath Holdings Inc.





We consent to the use in this Form SB-2 Registration Statement of our report dated November 10, 2004 relating to the audited financial statements of China Health Holdings Inc. for the year ended December 31, 2003 and the period from April 3, 2002 (inception) to December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the prospectus.





/s/ Dale Matheson Carr-Hilton Labonte
    ---------------------------------
    DALE MATHESON CARR-HILTON LABONTE
    CHARTERED ACCOUNTANTS

Vancouver, B.C.

November 19, 2004